Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S‑8 (File No. 33‑33887) of Magnetek, Inc. of our report dated June 25, 2015, relating to the financial statements and supplemental schedule of Magnetek FlexCare Plus Retirement Savings Plan, which appears in this Form 11‑K.

Baker Tilly Virchow Krause, LLP
Milwaukee, Wisconsin
June 25, 2015